UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2012

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt Moscow, Russia	125284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6347

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 14, 2012, CTC Media, Inc. (the “Company”) announced that its Board of Directors has appointed Boris Podolsky to serve as the Company’s Chief Executive Officer, effective June 13, 2012. Mr. Podolsky has served as Acting CEO since the resignation of Anton Kudryashov in December 2011.

Mr. Podolsky, age 38, joined CTC Media in 2007 as its Chief Financial Officer and was appointed Acting CEO in December 2011. Mr. Podolsky was appointed as a director of the Company’s subsidiary EvereST-S in August 2010, and was appointed as a director of the Company’s subsidiary CTC Network in October 2010. From 2004 to 2007, Mr. Podolsky served as director of finance, corporate reporting and compliance of Mobile TeleSystems, briefly serving as its acting chief financial officer in 2006. From 1994 to 2004, he held numerous positions at Ernst & Young, including five years as Manager, Assurance and Compliance, Corporate Finance & Transaction Support-USA, where he provided audit and transaction support services for a number of global media companies. Mr. Podolsky is a Certified Public Accountant and received a Masters in Economics, with Honors, from St. Petersburg University of Economics and Finance.  There are no family relationships between Mr. Podolsky and any director or executive officer of the Company.

The Board and Mr. Podolsky are still in discussions regarding the terms of Mr. Podolsky’s new compensation package.  Such terms will be reported on an amendment to this Report on Form 8-K once agreed.

The Company’s management and Board of Directors are initiating a search for a new Chief Financial Officer to replace Mr. Podolsky, who will serve as the Company’s Acting Chief Financial Officer until a permanent replacement is appointed.

A copy of the Company’s press release, dated June 14, 2012, announcing Mr. Podolsky’s appointment as Chief Executive Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)      Exhibits

99.1         Press release dated June 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: June 14, 2012	By:	/s/ Boris Podolsky
		Name:	Boris Podolsky
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 14, 2012.